                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/x/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.

                                                                  April 15, 1996

Dear Stockholders:

    The enclosed proxy materials describe the proposed transaction (the "Transaction") involving RCM Capital Management, a California Limited
Partnership ("Old RCM"), the investment manager to RCM Strategic Global Government Fund, Inc. (the "Fund"), and Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany ("Dresdner"). Upon the closing of the Transaction, the business of Old RCM is expected to be carried on by RCM Capital Management, L.L.C., a Delaware limited liability company to be formed as a wholly owned subsidiary of Dresdner ("New RCM").

    Old RCM has informed the Fund that this Transaction is not expected to have a material effect on the operation of the Fund or on the Fund's stockholders. No material changes in investment philosophy, policies, or strategies are contemplated. While the Transaction will provide New RCM with access to the expertise and experience of Dresdner and its affiliates, New RCM will use the name "RCM Capital Management," and will still operate from offices in San Francisco, with the same personnel functioning in the same capacities. Those currently responsible for the investment strategies of Old RCM are expected to continue to direct the investment decisions of the Fund. To assure this continuity, certain key personnel of Old RCM, including the principal portfolio managers of the Fund, will enter into employment contracts with New RCM.

    The change in ownership of Old RCM may be a transfer of control under the provisions of the Investment Company Act of 1940 and, as such, would have the effect of terminating the Fund's existing investment management agreement. The stockholders of the Fund are therefore being asked to approve a new contract with New RCM in order for it to act as investment manager to the Fund. The substantive terms of this new agreement are identical to those of the existing agreement.

    We also ask you to consider and vote on two other proposals. The first is the re-election of two directors to the Board of Directors for terms to expire in 1999. The second is the ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending January 31, 1997.

    The Board of Directors recommends that you vote to approve the new investment management agreement and each of the other proposals. Enclosed you will find a proxy statement which more fully describes the Transaction, the new investment management agreement and the other matters that you are being asked to approve. We urge you to spend a few minutes reviewing the proxy statement, and filling out your proxy card. Please return your proxy card in the postage-paid envelope provided. We want to know how you would like to vote and welcome your comments.

    Should you have any questions, please call 415-954-5400. We look forward to continuing to meet your investment needs.

                                          Sincerely,

                                          Gary W. Schreyer
                                          PRESIDENT

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                            FOUR EMBARCADERO CENTER
                                   SUITE 2800
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 954-5400
                          NOTICE OF THE ANNUAL MEETING

To the Stockholders:

    Notice is hereby given that the Annual Meeting (the "Meeting") of stockholders of RCM Strategic Global Government Fund, Inc., a Maryland corporation (the "Fund"), will be held on May 28, 1996, at 9:00 a.m. (Pacific
Time) at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California 94111. At the Meeting, you and the other stockholders of the Fund will be asked to consider and vote on the following matters:

    1. To approve or disapprove a new investment management agreement between the Fund and New RCM Capital Management, as described in the Fund's proxy statement, effective upon the closing date of the transaction involving RCM Capital Management, a California Limited Partnership, the current investment manager to the Fund, and Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany.

    2. To re-elect two directors to the Board of Directors for terms to expire in 1999 or until successors shall be duly elected and qualified.

    3. To ratify or reject the selection by the Board of Directors of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending January 31, 1997.

    4. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

    Stockholders of record at the close of business on March 14, 1996, are entitled to notice of, and to vote at, the Meeting. Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and the maximum number of shares may be voted. You may change your vote by written notice to the Fund, by submission of a subsequent proxy, or by voting in person at the Meeting.

                                          By Order of the Board of Directors,

                                          Timothy B. Parker
                                          SECRETARY

San Francisco, California
April 15, 1996

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                            FOUR EMBARCADERO CENTER
                                   SUITE 2800
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 954-5400
                                PROXY STATEMENT

    This Proxy Statement is being provided to the stockholders of RCM Strategic Global Government Fund, Inc., a Maryland corporation (the "Fund"), in connection with the solicitation of proxies by the Board of Directors of the Fund (the "Board of Directors," or the "Board"). The proxies are to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California 94111, on May 28, 1996 at 9:00 a.m. (Pacific Time), and any adjournment(s) thereof, for action upon the matters set forth in the Notice of the Annual Meeting of Stockholders.

    All shares represented by each properly signed proxy ("Proxy") received prior to the Meeting will be voted at the Meeting. If a stockholder specifies how the Proxy is to be voted on any of the business matters to come before the Meeting, it will be voted in accordance with the specification. If no specification is made, the Proxy will be voted FOR the approval of a new investment management agreement for the Fund (the "New Investment Management Agreement") (Proposal 1), FOR the re-election of the directors nominated by the Board of Directors (Proposal 2), and FOR the ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the independent public accountants for the fiscal year ending January 31, 1997 (Proposal 3). The Proxy may be revoked by a stockholder at any time prior to its use by written notice to the Fund, by submission of a subsequent Proxy, or by voting in person at the Meeting.

    The representation in person or by proxy of at least a majority of the shares of capital stock of the Fund (the "Capital Shares") entitled to vote is necessary to constitute a quorum for transacting business at the meeting. For purposes of determining the presence of a quorum, abstentions, withheld votes or broker "non-votes" will be counted as present. Broker "non-votes" occur when the Fund receives a Proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the Proxy. The New York Stock Exchange has indicated that its members have discretionary authority to vote shares held in street name even if no instructions have been received from the beneficial owners. Proposals 1 and 3 require the approval of a "majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), while Proposal 2 requires a plurality of the Capital Shares voting at the Meeting. Abstentions, withheld votes and broker non-votes will not be counted in favor of or against, and will have no other effect on the voting on Proposal 2, but abstentions and broker non-votes will have the effect of votes against these proposals. See "Proposal 1 -- Required Vote" and "Proposal 3 -- Required Vote."

    The costs of solicitation, including postage, printing and handling, and excepting those costs attributable to the approval of the New Investment Management Agreement, will be borne by the

Fund. The solicitation will be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal interviews by officers, employees and agents of the Fund. This Proxy Statement and the enclosed form of Proxy were first mailed to stockholders on or about April 15, 1996.

    At 5:00 p.m. (Eastern Standard Time) on March 14, 1996, the record date for the determination of stockholders entitled to vote at the meeting, there were outstanding 30,515,800 Capital Shares. Each Capital Share is entitled to one vote.

    As of March 14, 1996, there was no person or group known to the Fund to be the beneficial owner of more than 5% of the outstanding Capital Shares. However, on such date, Cede & Co., a nominee of Depository Trust Company ("DTC"), owned of record 30,161,830 Capital Shares, or approximately 98.8% of the number of Capital Shares entitled to vote at the meeting. DTC is a securities depository for brokers, dealers and other institutional investors. Securities are so deposited for the purpose of permitting book entry transfers of securities among such investors. The Fund does not know the names of beneficial owners of Capital Shares that have been deposited at DTC. As of March 14, 1996, all Fund directors and officers as a group owned, beneficially, less than 1% of the Capital Shares.

                         DESCRIPTION OF THE TRANSACTION

    INTRODUCTION. In connection with the transaction contemplated by the Agreement of Purchase and Sale dated as of December 13, 1995 (the "Purchase Agreement"), RCM Capital Management, L.L.C., Delaware limited liability company to be formed ("New RCM") as a wholly owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany ("Dresdner"), is expected to acquire all the outstanding partnership interests in RCM Capital Management, a California Limited Partnership ("Old RCM"), from RCM Acquisition, Inc. and RCM Limited L.P. (the "Transaction"). Upon the closing date of the Transaction (the "Closing Date"), New RCM will own all of the partnership interests in Old RCM, all of the assets and liabilities of Old RCM will become the assets and liabilities of New RCM, and New RCM will succeed to the business and affairs of Old RCM.

    The Transaction is being treated for purposes of the 1940 Act as a change in control of Old RCM. The 1940 Act provides that such a change in control constitutes an "assignment" of the Investment Management Agreement (the "Existing Investment Management Agreement") under which Old RCM provides advisory services to the Fund. Such an "assignment" will result in the automatic termination of the Existing Investment Management Agreement at the Closing Date.

    This Proxy Statement seeks stockholder approval of the New Investment Management Agreement between the Fund and New RCM, to be effective as of the Closing Date. The New Investment Management Agreement would be, in substance, identical to the Existing Investment Management Agreement. The effect of Proposal 1 is to permit the Fund to continue to operate, following the Transaction, under an investment management arrangement substantially identical to that in effect immediately before the Transaction.

    THE TRANSACTION. The sole general partner and controlling person of Old RCM is RCM Limited L.P., a California limited partnership ("RCM Limited"). The sole general partner of RCM Limited is RCM General Corporation, a California corporation ("RCM General"). As of this date, RCM General has 19 stockholders and RCM Limited has 19 limited partners (all of whom are principals of Old RCM) including certain directors and officers of the Fund. The business and affairs of Old RCM and RCM

General are managed by RCM General's Board of Directors. As of the date of this Proxy Statement, the directors of RCM General are William L. Price, Michael J. Apatoff, Jeffrey S. Rudsten, Gary W. Schreyer and William S. Stack. As of March 31, 1996, the only persons who own 10% or more of the outstanding voting securities of RCM General are Mr. Price, who owns 12.4% of the Common Stock of RCM General, and Mr. Schreyer, who owns 11.1% of such stock.

    The sole limited partner of Old RCM is RCM Acquisition, Inc., a wholly owned subsidiary of Travelers Group Inc. ("Travelers"). Travelers, whose principal executive offices are located at 388 Greenwich Street, New York, New York 10013, is a financial services holding company which, through its subsidiaries, is principally engaged in the business of life and property and casualty insurance services, consumer finance services, and investment services. Neither Travelers nor its affiliates has the power to control the management or operation of Old RCM.

    As stated above, in connection with the Purchase Agreement, RCM Acquisition, Inc. and RCM Limited will sell all partnership interests in Old RCM to New RCM. In addition, New RCM will acquire from Travelers or its affiliates all of the issued and outstanding shares of RCM Capital Trust Company, a California limited purpose trust company (the 'Trust Company"). Subject to the terms and conditions of the Purchase Agreement, Travelers will be paid an aggregate purchase price of $297 million for its interests in Old RCM and the Trust Company, and RCM Limited will be paid $3 million for its interest in Old RCM. The total purchase price, $300 million, is subject to certain reductions on the Closing Date as provided in the Purchase Agreement.

    In addition, New RCM will make aggregate payments of an estimated $100 million over approximately the next five years (collectively, the "Additional Payments") to RCM Limited. RCM General, acting in its capacity as general partner of RCM Limited, will be entitled (in its sole discretion but subject to consultation with the members of the governing board of New RCM designated and elected by Dresdner) to determine the portion of the Additional Payments, if any, to be distributed among those of its limited partners who are party to employment agreements with New RCM and certain other employees of New RCM. On the Closing Date, New RCM will make the first Additional Payment of $33.3 million. In addition, on each of the first five anniversaries of the first day of the calendar quarter next succeeding the Closing Date, New RCM will make an Additional Payment of $13.34 million, as adjusted by certain income measurements.

    Pursuant to that certain Agreement Regarding RCM Capital Management, dated April 1, 1990, Travelers has agreed, subject to certain conditions, to pay to RCM Limited a fee equal to 30% of the net proceeds received by Travelers (the "Transition Fee") upon the transfer by Travelers of its interests in Old RCM or the Trust Company. RCM General, acting as general partner of RCM Limited, is entitled to determine the portion of the Transition Fee, if any, to be distributed to each of RCM Limited's limited partners.

    While New RCM will succeed to the business and affairs of Old RCM on the Closing Date, the Purchase Agreement provides that RCM Limited shall manage, operate and make all decisions regarding the day-to-day business and affairs of New RCM, subject to the oversight of the governing board of New RCM. A management agreement (the "Dresdner-New RCM Management Agreement") among RCM Limited, Dresdner, and New RCM will be entered into on the Closing Date, granting RCM Limited the authority to take all actions on behalf of New RCM that may be necessary, appropriate, proper, advisable, incidental to or convenient in the judgement of RCM Limited. In consideration for the services to be rendered by RCM Limited, New RCM will pay RCM Limited an amount equal to

35% of the gross operating income of New RCM, less the aggregate salary payments (the "RCM Contract Payments") made by New RCM to its employees who are also limited partners of RCM Limited (the "Management Fee"). The Management Fee shall be no less than $25 million, less the RCM Contract Payments, for each of the first two years that the Dresdner-New RCM Management Agreement is in place. RCM Limited is entitled to determine the portion of the Management Fee, if any, to be distributed to each of its limited partners.

    RCM Limited has informed the Fund that it contemplates no material changes in the investment philosophy, policies, or strategies of the Fund. New RCM will continue to operate from offices in San Francisco, California, with the same personnel functioning in the same capacities as before the Closing Date. All personnel providing services on behalf of New RCM will be employees of New RCM, and with few exceptions, none of them will also be employees of RCM Limited. The same persons who are presently responsible for the investment strategies of Old RCM are expected to direct New RCM's investment strategies following the Closing Date. The Purchase Agreement requires that certain key personnel of Old RCM, including the principal portfolio managers of the Fund, will enter into employment agreements (which will include non-competition and/or non-solicitation and other customary provisions) with New RCM, providing assurance that investment continuity will be maintained.

    Pursuant to a governance agreement to be entered into on the Closing Date (the "Governance Agreement"), the governing board of New RCM will consist of nine members, six of whom are to be designated by RCM Limited and three of whom are to be designated by Dresdner. New RCM may not reorganize, change its line of business, sell or lease substantial assets, incur substantial indebtedness, encumber substantial assets, issue or sell debt or equity securities or exceed budgetary limits approved by the governing board, among other actions, absent the consent of a supermajority of the governing board of New RCM, including a member of the governing board designated by Dresdner. Certain extraordinary events, including marked declines in New RCM's assets under management, New RCM's poor asset management performance, and the departures of certain limited partners of RCM Limited will entitle Dresdner to take any actions necessary so that persons designated by Dresdner shall constitute a majority of the governing board of New RCM. As of the date of this Proxy Statement, it is expected that William L. Price, Michael J. Apatoff, Jeffrey S. Rudsten, Claude N. Rosenberg, Jr., Gary W. Schreyer and William S. Stack will be designated by RCM Limited as members of the governing board of New RCM and that Gerhard Eberstadt, George N. Fugelsang and Hans-Dieter Bauernfeind will be designated by Dresdner. Mr. Price is expected to serve as the principal executive officer of New RCM. The table below provides certain information concerning Mr. Price and each other person who is expected to serve on the governing board of New RCM.

           NAME/ADDRESS                                 PRINCIPAL OCCUPATION
- -----------------------------------  ----------------------------------------------------------
William L. Price (1)                 Principal of Old RCM (since 1979)
Michael J. Apatoff (1)               Chief Operating Officer of Old RCM (since 1991); Principal
                                     (since 1992)
Jeffrey S. Rudsten (1)               Principal of Old RCM (since 1981)
Claude N. Rosenberg, Jr. (1)         Principal of Old RCM (since 1971)
Gary W. Schreyer (1)                 Principal of Old RCM (since 1977)

           NAME/ADDRESS                                 PRINCIPAL OCCUPATION
- -----------------------------------  ----------------------------------------------------------
William S. Stack (1)                 Senior Vice President of Old RCM (since 1994); Managing
                                     Director of Lexington Management Corporation (1985-1994)
Gerhard Eberstadt (2)                Director of Dresdner (since 1988)
Dresdner Bank AG
Gallusanlage 7
60041 Frankfurt am Main
Frankfurt, Germany
George N. Fugelsang (2)              President of Dresdner Securities (USA) Inc. and Senior
Dresdner Bank AG                     General Manager and Chief Executive, North America of
75 Wall Street                       Dresdner (since 1994); Managing Director of Morgan Stanley
New York, New York 10005-2889        & Co. Incorporated (1986-1994)
Hans-Dieter Bauernfeind (2)          General Manager and Head of the Institutional Investment
Dresdner Bank AG                     Advisory and Asset Management Division of Dresdner (since
Jurgen-Ponto-Platz 1                 1989)
60301 Frankfurt am Main
Frankfurt, Germany

- ------------------------
(1) Expected to be designated by RCM Limited. The principal business address of each is expected to be RCM Capital Management, L.L.C., Four Embarcadero Center, Suite 3000, San Francisco, California 94111.

(2) Expected to be designated by Dresdner.

    The Fund has been advised that RCM Limited and RCM General are not registered as investment advisers under the Investment Advisers Act of 1940 and will not be so registered upon the consummation of the Transaction. Old RCM has taken the position that such registration is not required because neither RCM Limited nor RCM General engage or will engage in any investment advisory activities separate from the activities of Old RCM or New RCM. As a result, neither the Management Agreement nor the Governance Agreement have been submitted for approval by the Board of Directors or stockholders of the Company.

    Each of Old RCM and Dresdner has informed the Fund that they will use all commercially reasonable efforts to assure compliance with the conditions of
Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser or any affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser to an investment company as long as two conditions are met. First, no "unfair burden" may be imposed on the investment company as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings applicable thereto. As defined in the 1940 Act, the term "unfair burden" includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter of the investment company).

    The second condition of Section 15(f) is that, during the three year period immediately following the change of control, at least 75% of an investment company's board of directors must not be "interested persons" of the investment adviser or the predecessor investment adviser within the meaning of the 1940 Act. In order to comply with this provision, the Board has recommended certain changes to the composition of the Board, including the resignation of Jeffrey S. Rudsten, all as described more fully under Proposal 2, below.

    Other conditions precedent to the closing of the Transaction include, among other things, that all regulatory filings, applications and notifications, including those required by the Glass-Steagall Act for bank holding companies registered under the Federal Bank Holding Company Act of 1956, have been duly and properly made or obtained. If the conditions to the Transaction are not met and the Transaction is therefore not consummated, the Existing Investment
Management Agreement will remain in effect. In the event the New Investment Management Agreement is not approved by the Fund's stockholders and the Transaction is completed, the Board will consider appropriate action.

                           APPROVAL OF NEW INVESTMENT
                              MANAGEMENT AGREEMENT
                                  (PROPOSAL 1)

    DESCRIPTION OF THE EXISTING INVESTMENT MANAGEMENT AGREEMENT AND THE NEW INVESTMENT MANAGEMENT AGREEMENT. If the New Investment Management Agreement is approved by the stockholders, New RCM will act as investment manager to the Fund. With the exception of the effective dates and termination dates, the terms and conditions of the New Investment Management Agreement are identical in all material respects to those of the Existing Investment Management Agreement with Old RCM. Stockholders should refer to Exhibit A attached hereto for the complete terms of the New Investment Management Agreement. The description of the New Investment Management Agreement set forth herein is qualified in its entirety by the provisions of the New Investment Management Agreement.

    The New Investment Management Agreement will become effective upon the later of its approval by a "majority of the outstanding voting securities" (as such term is defined in the 1940 Act) of the Fund or the closing of the Transaction. The New Investment Management Agreement will continue in effect for a two-year period, and thereafter from year to year if its continuance is approved at least annually (i) by the Board of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) by vote of a majority of the directors who are not "interested persons" of the Fund (as defined in the 1940
Act), cast in person at a meeting called for the purpose of voting on such approval. The New Investment Management Agreement may be terminated at any time without the payment of any penalty, either by the Board of Directors or by the vote of a "majority of the outstanding voting securities" of the Fund on not less than 60 days written notice to New RCM. The New Investment Management Agreement may also be terminated by New RCM on 60 days advance written notice to the Fund, and will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Under the New Investment Management Agreement, as under the Existing

Investment Management Agreement, New RCM will furnish investment management services to the Fund, subject to the provisions of the 1940 Act and the Fund's investment objectives, policies, procedures and investment restrictions.

    Under the terms of the Existing Investment Management Agreement and the New Investment Management Agreement, respectively, Old RCM has performed and New RCM will perform the following services for the Fund: (a) managing the investment and reinvestment of the Fund's assets, (b) providing investment research advice and supervision of the Fund in accordance with the Fund's investment objective, policies and restrictions, (c) furnishing suitable office space for the Fund, and (d) maintaining books and records with respect to the Fund's portfolio transactions.

    The fees under the New Investment Management Agreement are the same as the fees under the Existing Investment Management Agreement. Under the New Investment Management Agreement, the Fund will pay New RCM for its services a fee which is calculated daily and paid monthly, at an annual rate equal to 0.95% of average daily net assets of the Fund.

    Net fees recorded for services provided by Old RCM under the Existing Investment Management Agreement for the fiscal year ended January 31, 1996 were $3,260,660. Neither Old RCM nor any person affiliated with Old RCM received any other fees from the Fund for services provided to the Fund during the fiscal year ended January 31, 1996.

    The Existing Investment Management Agreement with Old RCM was last approved by the Board of Directors of the Company on December 12, 1995, and by the stockholders of the Fund on February 15, 1994, in connection with the initial organization of the Fund.

    INFORMATION REGARDING DRESDNER. Dresdner is an international banking organization headquartered in Frankfurt, Germany, whose principal executive offices are located at Gallusanlage 7, 60041 Frankfurt am Main. With total consolidated assets as of December 31, 1994 of DM 400.1 billion ($258.1 billion), and approximately 1,600 offices and 45,000 employees in over 60 countries around the world, Dresdner is Germany's second largest bank. Dresdner provides a full range of banking services, including traditional lending activities, mortgages, securities, project finance and leasing, to private customers and financial and institutional clients. It is one of a small number of global banking organizations which has an "AAA" credit rating from Moody's Investors Service.

    In the United States, Dresdner maintains branches in New York and Chicago and an agency in Los Angeles. Its wholly owned subsidiary, Deutsch-Sudamerikanische Bank AG, has an agency in Miami. Dresdner affiliates that are expected to maintain a relationship with New RCM include Dresdner Securities (USA) Inc. ("Dresdner Securities"), a registered broker-dealer, and Kleinwort Benson Group plc ("Kleinwort"), a merchant banking group based in the United Kingdom, subject to Dresdner obtaining Federal Reserve Board approval to acquire Kleinwort's U.S. based operations.

    DIRECTORS' CONSIDERATION. The Board of Directors met on March 15, 1996 to consider the effect of the Transaction on the management of the Fund, and the possible recommendation of the New Investment Management Agreement between the Fund and New RCM. In connection with their decision to approve the New Investment Management Agreement and to recommend it to the stockholders of the Fund for approval, the directors' consideration included the same factors as those considered by them on December 12, 1995, when the directors, including the directors who were not "interested persons" of the Fund as defined in the 1940 Act, last approved the Existing Investment

Management Agreement with Old RCM. Old RCM has advised the Board of Directors that it expects that there will be no diminution in the scope or quality of advisory services provided to the Fund as a result of the Transaction.

    In their consideration of the New Investment Management Agreement, the directors requested and reviewed such information as they deemed necessary to evaluate the terms of the agreement. RCM Limited, Old RCM and Dresdner provided information to the directors concerning the anticipated relationship of New RCM and Dresdner following the Closing Date, and its relevance to the management, policies, investment management philosophy, and strategies of New RCM. The directors were informed that the investment management philosophy, policies, and strategies currently pursued for the Fund would not be affected by the Transaction. The directors received assurances that, following the Closing Date, New RCM would operate as a business unit separate from Dresdner, with Old RCM's personnel functioning in the same capacities; that principals and employees of Old RCM who manage the Fund's assets would perform the same functions on behalf of New RCM following the Closing Date; and that such principals (other than certain principals of Old RCM who had previously planned retirements) would enter into employment agreements with New RCM that include noncompetition and nonsolicitation provisions. The directors were informed that RCM Limited will be engaged to manage, operate and make all decisions regarding the day-to-day business and affairs of New RCM (subject to the oversight of New RCM's governing board) pursuant to the Dresdner-New RCM Management Agreement. The directors considered New RCM's financial resources after the Transaction, and Dresdner's commitment to services of the quality and type currently provided by Old RCM to the Fund. The directors also considered expected benefits to the Fund, including the expertise of Dresdner and its affiliates in global markets and the reputation and experience of Dresdner and its affiliates as investment advisers and/or administrators to other mutual funds. Finally, the directors were informed that the Fund will bear only those expenses ordinarily incurred in connection with solicitations for an annual meeting, and will not bear any of the expenses which relate to the Transaction or the approval of the New Investment Management Agreement.

    As stated above, the directors' consideration included the same factors considered by them on December 12, 1995. Those factors included, but were not limited to, the historic performance of the Fund as compared to relevant industry indices and comparable investment companies, the nature and quality of the services expected to be rendered to the Fund by its investment manager, the terms of the Existing Investment Management Agreement and the fees payable thereunder as compared to fees paid to investment advisers of similar investment companies, the benefits accruing to Old RCM as a result of its affiliation with the Fund, the profitability of Old RCM, and the history, reputation, qualifications, and background of Old RCM and its personnel. The directors also considered the interests of certain directors and officers of the Fund in the Transaction. See "Proposal 2 -- RCM Affiliations."

    As a condition to the Transaction, relevant banking authorities may impose on Dresdner and its affiliates, Dresdner Securities and Kleinwort, certain restrictions on their ability to effect certain portfolio transactions for the Fund. The directors do not believe that the limitations with respect to Dresdner and its affiliates will have a material effect on the management or performance of the Fund.

    As a result of its investigation and deliberations concerning the Transaction and the New Investment Management Agreement, the directors, including all of the directors who are not "interested persons" of the Fund, concluded that the terms of the New Investment Management Agreement are in the best interests of the Fund and the Fund's stockholders. Accordingly, the Board of Directors, including all of the directors who are not "interested persons" of the Fund, voted at its meeting on March 15, 1996 to approve the New Investment Management Agreement with New RCM and to recommend it to the stockholders of the Fund for their approval.

    REQUIRED VOTE. The affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, is required to approve the New Investment Management Agreement. "Majority of the outstanding voting securities" for this purpose under the 1940 Act means the lesser of (i) 67% of the Capital Shares represented at the meeting if more than 50% of the outstanding Capital Shares are represented, or (ii) more than 50% of the outstanding Capital Shares.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

    In order to ensure compliance with Section 15(f) of the 1940 Act (see "The Transaction" above), on March 15, 1996, the Board of Directors, by resolution of the Continuing Directors pursuant to the Articles of Incorporation (the
"Articles") and By-Laws of the Fund, decreased the number of directors by one, contingent upon the consummation of the Transaction. This decrease in directors, to a number to be fixed at four, will be effective as of the Closing Date. Immediately preceding the decrease in the number of directors, Jeffrey S. Rudsten, an "interested person" of both Old RCM and New RCM, is expected to resign his position as a director of the Fund.

    Gary W. Schreyer, an "interested person" of both Old RCM and New RCM, and James M. Whitaker, who are presently directors of the Fund, have been nominated by the Board to be re-elected as Class II directors of the Fund for three-year terms. If a stockholder grants authority to vote for the Class II directors, the enclosed Proxy will be voted for Gary W. Schreyer and James M. Whitaker, each of whom has consented to serve as a director of the Fund, if elected. In the unanticipated event that either Gary W. Schreyer or James M. Whitaker is not a candidate, then the Proxy holders may vote in favor of such substitute nominee as the Board of Directors may designate, or the Board of Directors may leave a vacancy in the Board that relates to one or more Class II director. The Fund has no reason to believe that the nominees will be unable or unwilling to serve as directors.

    The following table provides certain information concerning the nominees for election as well as for the Class I and Class III directors, including Jeffrey
S. Rudsten, who, as stated, is expected to resign on the Closing Date. The address of each director (including the nominees for election) is Four Embarcadero Center, Suite 2800, San Francisco, California 94111. The Fund pays each of its directors who is not a principal, director, officer or employee of Old RCM or any of its affiliates $6,000 per year and $1,000 per meeting, and reimburses each such director for reasonable expenses incurred in connection with such meetings. Directors who are principals, officers or employees of Old RCM are not compensated by the Fund. The Fund's Articles provide that the Fund shall, to the extent permitted by law, indemnify each of its currently acting and former directors against any and all liabilities and expenses incurred in connection with their services in such capacities.

                            POSITION, IF ANY,                                      CAPITAL
                              WITH THE FUND                                        SHARES
                               AND OLD RCM,                                        OF THE
                                PRINCIPAL                                           FUND
        NAME                    OCCUPATION                           PRESENT    BENEFICIALLY
        AND                    AND BUSINESS            DIRECTOR       TERM        OWNED AT      PERCENT OF
        AGE                     EXPERIENCE               SINCE       EXPIRES       3/14/96         CLASS
- ------------------------------------------------------------------------------------------------------------
 William A. Hasler    Dean, Haas School of Business,
        +++           University of California,
        (54)          Berkeley since 1991; Vice
                      Chairman of KPMG Peat Marwick
                      from 1967 to 1991                     1994         1998           -0-            -0-

  Gary W. Schreyer    Chairman, President and Chief
        *++           Executive Officer of the Fund
        (50)          since 1994; Principal of Old
                      RCM since 1977                        1994         1996         2,000             **

 James M. Whitaker    Attorney at Law, sole
         +            practitioner since 1972
        (53)                                                1994         1996           -0-            -0-

  Francis E. Lundy    President, Technical
         +            Instrument Company since 1985;
        (58)          Director, Syncotec, Inc. since
                      1983; Director, E. Licht, Inc.
                      from 1980 to 1992                     1994         1997           -0-            -0-

 Jeffrey S. Rudsten   Vice President of the Company
        *++           since 1994; Principal of Old
        (47)          RCM since 1981                        1994         1997         1,000             **

- ------------------------
* An "interested person" of the Fund as that term is defined in the 1940 Act. Mr. Schreyer is an interested person by virtue of his status as President and Chief Executive Officer of the Fund and his position as Principal of Old RCM. Mr. Rudsten is an interested person by virtue of his status as Vice President of the Fund and his position as Principal of Old RCM.

**  Less than 1.00% of Class.

+   Member of the Audit Committee.

++   Member of the Nominating Committee.

    In accordance with the Fund's Articles, the directors are classified into three staggered classes, each of approximately the same size, with one class elected at each annual meeting of stockholders for a three-year term. The Class II and Class III directors were elected in February, 1994 by the then sole stockholder of the Fund, for terms of two and three years, respectively. The Class I director was elected August 18, 1995 by the stockholders of the Fund for a full three-year term. The Class I and Class III directors are expected to remain in office for the remainder of their terms or until their successors are duly elected and qualified.

    RCM AFFILIATIONS. Gary W. Schreyer and Jeffrey S. Rudsten are stockholders of RCM General, limited partners of RCM Limited and principals of Old RCM.

    In connection with the Transaction, Messrs. Schreyer and Rudsten will enter into employment agreements with New RCM, and will therefore receive employment compensation from New RCM. At the discretion of RCM Limited, Messrs. Schreyer and Rudsten may receive some portion of the Management Fee, some portion of the Transition Fee, and/or some portion of the Additional Payments. Through their stock ownership of RCM General, Messrs. Schreyer and Rudsten will also receive a portion of the $3 million paid by Dresdner to RCM Limited. By virtue of these interests, Messrs. Schreyer and Rudsten may be deemed to have a substantial interest in stockholder approval of Proposal 1, as may the executive officers and officers identified in "Additional Information -- Executive Officers and Officers of the Fund" by virtue of their interests described therein.

    BOARD MEETINGS AND COMMITTEES. During the fiscal year ended January 31, 1996, the Board held four meetings. All directors attended at least 75% of the meetings. There is no compensation committee, nor any committee performing the function of a compensation committee.

    The Board has a standing Audit Committee and a standing Nominating Committee. The responsibilities of the Audit Committee include reviewing and making recommendations to the Board concerning the Fund's financial and accounting reporting procedures. The Audit Committee meets with the Fund's independent public accountants and reviews the Fund's financial statements, and generally assists the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices. The Audit Committee held its only fiscal 1995 meeting on May 22, 1995.

    The Nominating Committee reviews candidates to fill vacancies on the Board and makes recommendations to the Board regarding such candidates. The Nominating Committee did not meet during the fiscal year ended January 31, 1996. The Nominating Committee will accept nominees recommended by stockholders. Such recommendations should be submitted in writing to Timothy B. Parker, Secretary to the Fund, at the address of the principal executive offices of the Fund.

    During the fiscal year ended January 31, 1996, no director other than Mr. Lundy was a director of any company with a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934 or subject to the requirements of Sections 15(d) of that Act or any company registered as an investment company under the 1940 Act (other than the Fund). Mr. Lundy has served on the board of Syncotec, Inc., a manufacturer of precision opto-electronic instrumentation and systems, since 1983.

    REQUIRED VOTE. The election of directors requires the affirmative vote of a plurality of the Capital Shares voting at the meeting, in person or by proxy.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

                          RATIFICATION OF ACCOUNTANTS
                                  (PROPOSAL 3)

    Coopers & Lybrand L.L.P. has acted as independent public accountants for the Fund for the fiscal year ended January 31, 1996. The Board of Directors, including the independent directors, have selected Coopers and Lybrand L.L.P. as the auditors for the Fund for the current fiscal year ending January 31, 1997. It is not expected that representatives of Coopers & Lybrand L.L.P. will attend the meeting. However, upon the reasonable request of any stockholder of the Fund, representatives of Coopers & Lybrand L.L.P. will attend the meeting and will, if they so desire, make a statement and/or respond to appropriate questions.

    REQUIRED VOTE.   The  ratification of  the selection  of Coopers  &  Lybrand
L.L.P. requires the affirmative vote of a "majority" of the outstanding Capital Shares, as defined in the 1940 Act. See "Proposal 1 -- Required Vote."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND.

                             ADDITIONAL INFORMATION

    EXECUTIVE OFFICERS AND OFFICERS OF THE FUND. The table below provides certain information concerning the executive officers of the Fund and certain other officers who perform similar duties. Similar information regarding Mr. Schreyer, Chairman of the Board of Directors, President and Chief Executive Officer of the Fund, and Mr. Rudsten, Vice President of the Fund, is set forth above. The address of each executive officer and officer is Four Embarcadero Center, Suite 2800, San Francisco, California 94111. Officers hold office at the pleasure of the Board and until their successors are appointed and qualified or until their earlier resignation or removal. Officers and employees of the Fund who are principals, officers or employees of Old RCM or New RCM are not compensated by the Fund.

                                                     PRINCIPAL OCCUPATION AND BUSINESS
      NAME AND AGE         POSITION WITH FUND                    EXPERIENCE
- -------------------------------------------------------------------------------------------
    Eamonn F. Dolan       Vice President and     Portfolio Manager, Old RCM (since 1989),
          (34)            Portfolio Manager      Principal (since 1992)
                          (since 1994)

      Stephen Kim         Vice President and     Portfolio Manager, Old RCM (since 1989),
          (35)            Portfolio Manager      Principal (since 1994)
                          (since 1994)

    John L. Bernard       Vice President and     Senior Vice President, Old RCM (since
          (41)            Portfolio Manager      1993); Director of Institutional Trading,
                          (since 1994)           Merrill Lynch, Pierce, Fenner & Smith,
                                                 Inc. (1984-1993)

    Mark E. Raaberg       Vice President and     Senior Portfolio Strategist, Old RCM
          (43)            Portfolio Manager      (since 1993); Vice President and
                          (since 1994)           Treasurer, Bank of the West (1989-1993)

   Michael J. Apatoff     Vice President (since  Chief Operating Officer, Old RCM (since
          (41)            1994)                  1991), Principal (since 1992); Chief
                                                 Operating Officer, Chicago Mercantile
                                                 Exchange (1986-1991)

     Susan C. Gause       Treasurer and Chief    Director of Finance, Old RCM (since 1994);
          (43)            Financial Officer      CFO and Controller, Citicorp Bankers Leas-
                          (since 1994)           ing (1990-1994); Assistant Controller,
                                                 Sierra Capital Realty Advisers (1988-1990)

   Caroline M. Hirst      Vice President and     Director of Investment Operations, Old RCM
          (35)            Principal Accounting   (since December 1994); Head of Inter-
                          Officer (since 1995)   national Administration, Morgan Grenfell
                                                 Asset Management (1980-1994)

      Anthony Ain         Vice President and     General Counsel, Old RCM (since 1992),
          (36)            General Counsel        Senior Vice President (since 1993);
                          (since 1994)           Counsel to a Commissioner, Senior Special
                                                 Counsel, Securities and Exchange
                                                 Commission (1988-1992)

   Timothy B. Parker      Secretary and Associ-  Deputy General Counsel, Old RCM (since
          (38)            ate General Counsel    1993); Associate with Orrick, Herrington &
                          (since 1996)           Sutcliffe (1989-1993)

    Each of Frederick J. Clancy, Ellen M. Courtien and Judith A. Wilkinson serves as a Vice President to the Fund, and each of Gayle Kiviat and Laura J. Shaw serves as an Assistant Secretary to the Fund.

    Each of Eammon F. Dolan, Stephen Kim, John L. Bernard, Mark E. Raaberg, Michael J. Apatoff, Susan C. Gause, Caroline M. Hirst, Anthony Ain, Timothy B. Parker, Frederick J. Clancy, Ellen M. Courtien, Judith A. Wilkinson, Gayle Kiviat and Laura J. Shaw are either principals of or are currently employed by Old RCM, and, in connection with the Transaction, each would either be principals of or would enter into employment agreements with New RCM. Messrs. Dolan and Kim, and Ms. Courtien are each shareholders of RCM General, limited partners of RCM Limited, and principals of Old RCM. Each may, at the discretion of RCM Limited, receive some portion of the Management Fee, some portion of the Transition Fee, and/or some portion of the Additional Payments. Through their stock ownership of RCM General, they will also receive a portion of the $3 million paid by Dresdner to RCM Limited.

    INFORMATION REGARDING OLD RCM. Old RCM was established in July, 1986, as the successor to the business and operations of Rosenberg Capital Management (established in 1970). As of December 31, 1995, Old RCM had approximately $26 billion in assets under management. Old RCM is registered under the Investment Advisers Act of 1940 (the "Advisers Act"). Upon consummation of the Transaction, New RCM will be registered under the Advisers Act and will employ the same key personnel as previously employed by Old RCM.

    Old RCM also serves as investment manager or subadviser to other registered investment companies. Old RCM does not provide advisory services to any registered investment company with investment objectives and policies similar to the Fund.

    William L. Price and William S. Stack are principal executive officers of Old RCM who do not hold positions with the Fund. The principal occupation and business address of Messrs. Price and Stack is provided in "Description of the Transaction -- The Transaction," above. Each serves as a director to RCM General, as do Messrs. Schreyer, Rudsten, and Apatoff.

    BROKERAGE PORTFOLIO TRANSACTIONS. In most cases no brokerage commissions, as such, are paid by the Fund for purchases and sales undertaken through principal transactions, although the price paid usually includes an undisclosed compensation to the dealer. During the fiscal year ended January 31, 1996, the Fund paid no brokerage commissions for portfolio transactions. The prices paid to underwriters of newly issued securities typically include a concession paid by the issuer to the underwriter, and purchasers of after-market securities from dealers ordinarily are executed at a price between the bid and asked price.

    COSTS OF SOLICITATION. The costs of preparation, printing and postage attributable to the approval of the New Investment Management Agreement will be paid from the proceeds of the Transaction. In the event the Transaction is not consummated, such costs will be paid by Old RCM. In either event, all other costs of solicitation, including postage, handling and other printing costs, will be borne by the Fund.

    OTHER BUSINESS. As of the date of this Proxy Statement, the Fund's management and Old RCM know of no business other than as set forth in the Notice of the Annual Meeting of Stockholders to come before the Meeting. If any other business is properly brought before the Meeting, or any adjournment thereof, the persons named as proxies will vote in their sole discretion.

    ADJOURNMENT. In the event that sufficient votes in favor of any of the proposals set forth in the Notice of the Annual Meeting of Stockholders are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting after the date set for the original Meeting to permit further solicitation of proxies with respect to any of such proposals. In addition, if, in the judgment of the persons named as Proxies, it is advisable to defer action on one or more proposals, the persons named as Proxies may propose one or more adjournments of the Meeting for a reasonable time. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned, as required by the Fund's Articles and By-Laws. The persons named as Proxies will vote in favor of such adjournment those Proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those Proxies required to be voted against any of such proposals. The costs of any additional solicitation and of any adjourned session will be allocated in the fashion described in "Costs of Solicitation" above. Any proposals for which sufficient favorable votes have been received by the time of the meeting will be acted upon and such action will be final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

    ANNUAL REPORT. The Fund's 1995 Annual Report to Stockholders was mailed to stockholders on March 27, 1996. IF YOU SHOULD DESIRE AN ADDITIONAL COPY OF THE ANNUAL REPORT, OR A COPY OF THE SEMI-ANNUAL REPORT FOR THE SIX MONTHS ENDED JULY 31, 1995, THESE REPORTS CAN BE OBTAINED, WITHOUT CHARGE, FROM BOSTON FINANCIAL DATA SERVICE, INC. BY CALLING (800) 426-5523.

    STOCKHOLDER PROPOSALS FOR 1997 PROXY STATEMENT. Stockholders submitting proposals intended to be presented at the next annual meeting must be received by the Fund, in good order and complying with all applicable legal requirements, no later than December 16, 1996. Stockholder proposals should be addressed to Timothy B. Parker, Secretary, at the address of the principal executive offices of the Fund.

    PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          Gary W. Schreyer,
                                          PRESIDENT
April 15, 1996
San Francisco, CA

                                                                       EXHIBIT A

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                        INVESTMENT MANAGEMENT AGREEMENT

    AGREEMENT,  made as of this     day of          , 1996 between RCM Strategic
Global Government Fund, Inc., a Maryland corporation (the "Fund"), and RCM Capital Management, L.L.C., a Delaware limited liability company (the "Manager").

                              W I T N E S S E T H:

    WHEREAS, the Fund is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"); and

    WHEREAS, the Fund has been organized for the purpose of investing its funds and desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager perform for it various investment management services; and the Manager is willing to furnish the investment management services sought by the Fund on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

    1. The Fund hereby appoints the Manager to act as Investment Manager to the Fund on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

    2. Subject to the supervision of the Board of Directors of the Fund (the "Board") and to the express provisions and limitations set forth in the Fund's Articles of Incorporation, By-Laws, and Form N-2 Registration Statement under the 1940 Act and the 1933 Act (the "Registration Statement"), each as it may be amended from time to time, the Manager shall have full discretionary authority to manage the investment and reinvestment of the Fund's assets and to provide investment research advice and supervision of the Fund's portfolio in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's Registration Statement, as such Registration Statement may be amended from time to time. The services to be provided under this paragraph 2 shall be subject to the following understandings:

        (a) The Manager shall provide supervision of the Fund's investments and shall determine from time to time the investments or securities that will be purchased, retained, sold or loaned by the Fund, and the portion of the assets that will be invested in securities or otherwise. Subject to the limitations in this Section 2, the Manager is empowered hereby, through any of its principals or employees, to take any of the following actions for the benefit of the Fund:

           (i)  to  invest   and  reinvest  in   stocks,  bonds,  notes,   trade
       acceptances, commercial paper, structured instruments, and other obligations of every description issued or incurred by governmental or quasi-governmental bodies or their agencies, authorities or instrumentalities, or by corporations, trusts, associations, partnerships, or other firms or entities;

           (ii) to invest and reinvest in loans and deposits at interest on call or on time, whether or not secured by collateral;

          (iii) to purchase and sell put and call options, financial futures and put and call options on such financial futures, and to enter into transactions with respect to swaps, caps, floors, collars, and other similar instruments;

          (iv) to purchase and sell foreign currency and forward contracts on such foreign currency;

           (v) to lend the Fund's portfolio securities to brokers, dealers, other financial institutions, or other parties, and to engage in repurchase and reverse repurchase transactions with such entities;

          (vi) to buy, sell, or exercise rights and warrants to subscribe for stock or other securities;

          (vii) to execute agreements with broker-dealers, banks, futures commission merchants, and other financial institutions on behalf of the Fund for the purpose of entering into any of the foregoing transactions;

         (viii) to purchase, sell, and otherwise enter into transactions with respect to any instrument not described above that may be considered a "derivative" instrument;

          (ix) to engage in transactions with respect to any other instruments, or to take any other actions with respect to the Fund's investments, that the Fund is authorized to invest in or to take pursuant to the Registration Statement; and

           (x) to take such other actions, or to direct the Custodian to take such other actions, as may be necessary or desirable to carry out the purpose and intent of this subparagraph (a) of this paragraph (2).

        In determining the investments or securities to be purchased or sold by the Fund, the Manager shall place orders with respect to such instruments either directly with the issuer or in such markets and through such underwriters, dealers, brokers, or futures commission merchants (collectively, "brokers") as in the Manager's best judgment offer the most favorable price and market for the execution of each transaction; provided, however, that, to the extent permitted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and the 1940 Act, the Manager may cause the Fund to place orders for transactions with brokers that furnish brokerage and research services, as defined in the 1934 Act, to the Manager or any affiliated person of the Manager, subject to such policies as the Board may adopt from time to time with respect to the extent and continuation of this practice. The Fund understands and agrees that the Manager may effect transactions in portfolio securities through brokers who may charge an amount in excess of the amount of commission another broker would have charged, provided that the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either the specific transaction or the Manager's overall responsibilities to the Fund and other clients as to which the Manager or any affiliated person of the Manager exercises discretionary investment authority. Receipt by the Manager or any affiliated person of the Manager of any such brokerage research services shall not give rise to any requirement for abatement or reduction of the advisory fee payable by the Fund to the Manager under this Agreement. It is understood that the services provided by such brokerage firms may be useful to the Manager or its affiliated persons in connection with their services to other clients. The

        Fund agrees that any entity or person associated with the Manager or any affiliated person of the Manager which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the 1934 Act, and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(2)(iv).

        (b) The Manager agrees to furnish suitable office space for the Fund.

        (c) The Manager shall use its best judgment in the performance of its duties under this Agreement.

        (d) The Manager undertakes to perform its duties and obligations under this Agreement in conformity with the Registration Statement, with the requirements of the 1940 Act and all other applicable Federal and state laws and regulations and with the instructions and directions of the Fund's Board of Directors, all as may be amended or modified from time to time.

        (e) The Manager shall maintain books and records with respect to the Fund's portfolio transactions and the Manager shall render to the Fund's Board such periodic and special reports as the Board of Directors may reasonably request from time to time. The Manager agrees that all records that it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request.

        (f) The Fund understands and agrees:

           (i) that the Manager performs investment management services for various clients and that the Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Fund, so long as it is the Manager's policy, to the extent reasonably practical, to allocate investment opportunities to the Fund over time on a fair and equitable basis relative to other clients;

           (ii) that the Manager shall have no obligation to purchase or sell for the Fund any security that the Manager, or its principals or employees, may purchase or sell for their own accounts or for the account of any other client, if, in the opinion of the Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Fund; and

          (iii) that, to the extent permitted by applicable laws and regulations, on occasions when the Manager deems the purchase or sale of a security or other instrument to be in the best interests of the Fund as well as of the other clients of the Manager, the Manager may aggregate the securities to be so sold or purchased when the Manager believes that to do so would be in the best interests of the Fund. In such event, allocation of the securities or other instruments so purchased or sold, as well as the expenses incurred in that transaction, shall be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

    3. The Manager will bear all of expenses related to salaries of its employees and to the Manager's overhead in connection with its duties under this Agreement. The Manager also will pay all directors' fees and salaries of the Fund's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Manager.

    Except for the expenses specifically assumed by the Manager, the Fund will pay all of its expenses, including, without limitation, fees of the directors not affiliated with the Manager and board meeting expenses; fees of the Manager; fees of the Fund's Administrator; interest charges; taxes; charges and expenses of the Fund's legal counsel and independent accountants, and of the transfer agent, registrar and dividend reinvestment and disbursing agent of the Fund; expenses of repurchasing shares of the Fund; expenses of printing and mailing share certificates, stockholder reports, notices, proxy statements and reports to governmental offices; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; expenses connected with negotiating, effecting purchases or sales or registering privately issued portfolio securities; fees and expenses of the Fund's custodian and sub-custodians for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating and publishing the net asset value of the Fund's shares; expenses of membership in investment company associations; premiums and other costs associated with the acquisition of a mutual fund directors and officers errors and omissions liability insurance policy; expenses of fidelity bonding and other insurance premiums; expenses of stockholders' meetings; SEC and state blue sky registration fees; New York Stock Exchange listing fees; any fees payable by the Fund to the National Association of Securities Dealers, Inc. in connection with this offering; and its other business and operating expenses.

    4. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager a monthly fee in arrears equal to 0.95% per annum of the Fund's average daily net assets during the month. The Fund authorizes the Manager to charge the Fund for the full amount of fees as they become due and payable pursuant to this paragraph 4; provided, however, that copies of the fee statement relating to said payment shall be sent to the Custodian and to the Fund.

    In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective with respect to the Fund, subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall bear the Fund's expenses to the extent required by such expense limitation.

    If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

    5. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected.

    6. The Manager shall not be liable to the Fund or any of its stockholders for any error of judgment, mistake of law, or any loss suffered by the Fund or any of its stockholders in connection with any act or omission in the performance of its obligations to the Fund or to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

    7. This Agreement shall continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. This Agreement may be terminated as a whole at any time by the Fund, without the payment of any penalty, upon the vote of a majority of the Fund's Board of Directors or the vote of a majority of the outstanding voting securities (as defined in the 1940 Act or the rules and regulations thereunder) of the Fund, or by the Manager, on 60 days' written notice by either party to the other. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder).

    8. Nothing in this Agreement shall limit or restrict the right of any of the Manager's principals, officers or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote his time and attention in part to management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, investment company, firm, individual or association. The investment management services provided by the Manager hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

    9. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (i) to the Manager at Four Embarcadero Center, Suite 3000, San Francisco, CA 94111 or (ii) to the Fund at Four Embarcadero Center, Suite 2800, San Francisco, CA 94111.

    10. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    11. Under a License Agreement dated as of the date hereof, the Fund was granted a royalty-free, non-exclusive license to use the name "RCM" as part of its name only in connection with the operation of an investment company. It is further provided in the License Agreement that the term "RCM" may be used or licensed in connection with other investment companies, subject to the requirements of the 1940 Act, or any other business enterprise during the term of such License Agreement or thereafter. The License Agreement is terminable on sixty days' notice to the Fund or as soon as practicable thereafter. Upon such termination, the Fund is required to change its name to one which does not include the term "RCM".

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                              RCM STRATEGIC GLOBAL
                                              GOVERNMENT FUND, INC.
Attest:
  By ---------------------------------------    By ---------------------------------------

                                              RCM CAPITAL MANAGEMENT, L.L.C.
Attest:
  By ---------------------------------------    By ---------------------------------------

                   RCM STRATEGIC GLOBAL GOVERNMENT FUND, INC.
                      FOUR EMBARCADERO CENTER, SUITE 2800
                        SAN FRANCISCO, CALIFORNIA 94111

    The undersigned hereby constitutes and appoints Laura J. Shaw, Dede
Dunegan and Jennie M. Wong, and each of them, as proxies of the undersigned (the "Proxies") each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and vote all the shares of common stock of RCM Strategic Global Government Fund, Inc. (the "Fund") held of record as of March 14, 1996, at the Annual Meeting of Stockholders to be held at the Park Hyatt Hotel, located at 333 Battery Street, San Francisco, California 94111, on Tuesday, May 28, 1996 at 9:00 a.m. (Pacific
Time), and at any and all adjournment(s) or postponement(s) thereof:

    When property executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR APPROVAL OF A NEW INVESTMENT MANAGEMENT AGREEMENT FOR THE FUND, FOR THE ELECTION OF CLASS II DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION BY THE BOARD OF DIRECTORS OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT PUBLIC ACCOUNTANTS. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

    The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

   PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
       ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

    Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

- --------------------------------------------  --------------------------------------------

- --------------------------------------------  --------------------------------------------

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

1.) Approve the new investment management agreement between New RCM (as described in the Fund's Proxy Statement) and the Fund, effective upon the closing of the transaction involving Dresdner Bank AG and RCM Capital Management, a California Limited Partnership, the current investment manager to the Fund.

      For / /       Against / /       Abstain / /

2.) Re-elect as director the nominees listed below:

           For / /  Withhold / /      For All Except / /

Gary W. Schreyer and James M. Whitaker

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name).

3.) Ratify the selection by the Board of Directors of Coopers & Lybrand
    L.L.P. as independent public accountants for the fiscal year ending January 31, 1997.

      For / /       Against / /       Abstain / /

I plan to attend the meeting in San Francisco at 9:00 a.m. on May 28,
  1996.                                        / /

Mark box at right if comments or address change have been noted on the reverse
  side of this card.                           / /

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

   Shareholder sign here         Co-owner sign here    Date